UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): March 15, 2006
KUHLMAN COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-50187 (Commission File Number)	86-0883289 (IRS Employer Identification No.)
701 North Third Street, Suite B-1
Minneapolis, Minnesota 55401
(Address of principal executive offices)(Zip Code)
(612) 338-5752
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     At a meeting of the board of directors of Kuhlman Company, Inc. (the “Company”), held on March 15, 2006, the board of directors approved grants of stock options to Scott Kuhlman, the Company’s Chairman of the Board and Chief Creative Officer, for 50,000 shares of common stock; Susan Kuhlman, an officer of the Company, for 50,000 shares of common stock; Jon Gangelhoff, the Company’s Chief Financial Officer, for 150,000 shares of common stock; Greg Griffith, the Company’s Chief Operating Officer — Store Operations, for 50,000 shares of common stock; and Luis Padilla, the Company’s Chief Executive Officer, for 100,000 shares of common stock. The exercise price for all of the foregoing options is $2.49, the closing price of the Company’s common stock on March 15, 2006. The options will vest in three annual equal installments beginning March 15, 2007. All of the option grants were made pursuant to the terms and conditions of the Kuhlman Company, Inc. 2005 Stock Option Plan.
     At the March 15, 2006 meeting, the board of directors also approved additional grants of stock options pursuant to the Company’s 2005 Stock Option Plan for 100,000 shares of common stock to Luis Padilla and 50,000 shares of common stock to each of Scott Kuhlman and Susan Kuhlman. These additional grants are subject to the approval by stockholders, at the Company’s 2006 annual stockholders meeting, of an increase in the number of shares authorized for issuance under the 2005 Stock Option Plan. Assuming the stockholder approval is obtained, the exercise price of such options shall be the closing sales price on the date of stockholder approval.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     At a meeting held on March 15, 2006, the board of directors of Kuhlman Company, Inc. formally approved the Company’s final application for the listing of its common stock with the American Stock Exchange (AMEX). On March 20, 2006, AMEX provided written notice to the Company that AMEX had approved the Company’s application for the listing of its common stock. The approval is contingent upon the Company being in compliance with all applicable listing standards on the date it begins trading on the AMEX, and may be rescinded if the Company is not in compliance with those standards.
     Once a beginning trading date is established with AMEX, the Company’s common stock will no longer be quoted on the over-the-counter bulletin board. In addition, the Company anticipates that its trading symbol will change from “KHLM.OB” to “KUL.”
     The Company issued a press release on March 21, 2006 relating to its final approval for listing on AMEX and related matters. The press release is referenced under Item 8.01 below and is being filed with this current report. Once a beginning trading date has been established with AMEX, the Company expects to issue a second press release disclosing that date in addition to any other pertinent information, and also expects to file that press release with a current report on Form 8-K.
Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     At the March 15, 2006 meeting of the board of directors, the board of directors approved a change in the Company’s fiscal year end to the last Saturday of each January, beginning January 28, 2006. The Company implemented this change in order to conform to industry standards and for certain administrative purposes. The Company’s first quarter for fiscal year 2006 will now end April 29, 2006. The Company anticipates that the transition period relating to this change in fiscal year will be reported in its annual report on Form 10-KSB for the fiscal year 2006.
Item 8.01 Other Events.
     On March 21, 2006, the Company issued a press release regarding its receipt of a letter from AMEX approving the listing of the Company’s common stock for trading on the AMEX. The approval is contingent upon the Company being in compliance with all applicable listing standards on the date it begins trading on the AMEX, and may be rescinded if the Company is not in compliance with those standards. A copy of the press release is being filed with this current report as Exhibit 99.1.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUHLMAN COMPANY, INC.
Date: March 21, 2006	By:	/s/ Jon Gangelhoff
Jon Gangelhoff, Chief Financial Officer

EXHIBIT INDEX
     99.1       Press release dated March 21, 2006.